MW DRAFT
4/19/2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MRU HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MRU Holdings, Inc.
1114 Avenue of the Americas
30th Floor
New York, New York 10036

________ __, 2007

Dear Stockholder:

You are invited to attend MRU Holdings, Inc.’s (the “Company”) Special Meeting of Stockholders to be held on Monday, May 14, 2007, beginning at 11:00 a.m. Eastern Time. The meeting will be held at McGuireWoods LLP, located at 1345 Avenue of the Americas, Seventh Floor, New York, New York 10105-0106. The purpose of the meeting is to consider and vote upon the proposal described in the notice and the proxy statement accompanying this letter.

The only matter scheduled to be considered at the special meeting is a proposal to amend the MRU Holding Inc. 2004 Incentive Plan (the “2004 Plan”) to (i) increase the number of shares reserved for issuance under the 2004 Plan and (ii) amend the term of the 2004 Plan to ten years.

A formal notice describing the business to come before the meeting, a proxy statement, and a proxy card are enclosed.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, please vote your shares by completing, signing, and dating the enclosed proxy card, and returning it in the postage paid envelope provided. If you later decide to attend the meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the meeting, you may do so and your proxy will have no further effect.

Sincerely,

Edwin J. McGuinn, Jr.
Chairman of the Board

1114 Avenue of the Americas
30th Floor
New York, New York 10036

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of MRU Holdings, Inc.:

Notice is hereby given that MRU Holdings, Inc.’s (the “Company”) Special Meeting of Stockholders (the “Special Meeting”) will be held on Monday, May 14, 2007, at 11:00 a.m. Eastern Time, at McGuireWoods LLP, located at 1345 Avenue of the Americas, Seventh Floor, New York, New York 10105-0106 to consider and act upon the following matters, each of which is described in greater detail in the accompanying proxy statement:

1.
to approve an amendment to the MRU Holdings, Inc. 2004 Incentive Plan (the “2004 Plan”) that would increase the number of shares of common stock available for issuance under the 2004 Plan by 3,000,000, from 5,000,000 shares to 8,000,000 shares, and that would change the term of the 2004 Plan to ten years; and

2.	to consider and transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

Only stockholders of record of our capital stock (including our common stock and our Series B Convertible Preferred Stock) at the close of business on March 26, 2007 are entitled to receive notice of, and to vote on, the business that may come before the Special Meeting.

Whether or not you plan to attend the Special Meeting, please complete, sign, date, and return the enclosed proxy card to our transfer agent as promptly as possible in the postage paid envelope provided. You may revoke the proxy at any time before it is exercised by following the instructions set forth in Voting of Proxies on the first page of the accompanying proxy statement. This proxy solicitation notice is being mailed to stockholders on or about ______ ___, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

Vishal Garg
Corporate Secretary
______ ___, 2007

1114 Avenue of the Americas
30th Floor
New York, New York 10036

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
May 14, 2007

This proxy statement is being furnished to you as a stockholder of record of MRU Holdings, Inc. (the “Company”) as of March 26, 2007, in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) for use at the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held on May 14, 2007, beginning at 11:00 a.m. Eastern Time, at McGuireWoods LLP, located at 1345 Avenue of the Americas, Seventh Floor, New York, New York 10105-0106, or any adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders and as described in detail herein. The approximate date that this proxy statement and the enclosed proxy are first being sent to stockholders is _______ __, 2007.

Unless the context requires otherwise, references in this statement to the “Company,” “we,” “us,” or “our” refer to MRU Holdings, Inc. and its subsidiaries.

Voting of Proxies

The enclosed proxy, set forth as Appendix A, is solicited on behalf of the Board. Shares of our common stock and Series B Convertible Preferred Stock (hereinafter referred to collectively as “capital stock”) represented by proxies properly signed and returned, unless subsequently revoked, will be voted at the Special Meeting in accordance with the instructions marked on the proxy. If a proxy is signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted (i) FOR the increase in shares reserved for issuance under the 2004 Incentive Plan and the amendment to the 2004 Plan to provide for a ten-year term, as described herein and (ii) by the proxies in their discretion on any other proposals as may properly come before the Special Meeting.

If you have signed and returned the enclosed proxy you may nevertheless revoke such proxy at any time prior to the voting thereof either in person at the Special Meeting or by filing with the Company’s transfer agent a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by our transfer agent prior to the voting of stockholders at the Special Meeting. Unless you vote at the Special Meeting or take other action, your attendance alone at the Special Meeting will not revoke your proxy.

Voting Securities and Rights

Our Board has fixed the close of business on March 26, 2007 as the record date (the “Record Date”) for determining the holders of our capital stock entitled to receive notice of, and to vote at, the Special Meeting. As of the Record Date, there were issued and outstanding 25,261,348 shares of common stock and 7,631,580 shares of Series B Convertible Preferred Stock entitled to vote at the Special Meeting. The common stock holders and Series B holders vote together as one class. Each stockholder as of the Record Date is entitled to one vote for each share of capital stock on all matters presented at the Special Meeting. The presence, either in person or by properly executed proxy, of holders of the majority of the shares of capital stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Attendance at the Special Meeting is limited to stockholders as of the Record Date, their authorized representatives and guests of the Company.

The vote required for approval of the proposal before the stockholders at the Special Meeting is specified in the description of such proposal below. For the purposes of determining whether a quorum is present at the meeting, abstentions will be counted in the vote total and therefore may be used to establish a quorum. A broker non-vote will be treated as a stockholder who is not participating in the meeting by person or by proxy and will not be counted in the determination of a quorum. As a result, abstentions will be treated as votes against the proposal and broker non-votes will have no effect on the proposal.

Purpose of Meeting

At the Special Meeting, the Company’s stockholders will consider and vote on the following matters:

1.
to approve an amendment to the MRU Holdings, Inc. 2004 Incentive Plan that would increase the number of shares of common stock available for issuance under the 2004 Incentive Plan by 3,000,000, from 5,000,000 shares to 8,000,000 shares, and would amend the 2004 Plan to provide for a ten-year term; and

2.	to consider and transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

Our Board unanimously recommends you vote “FOR” the amendment to the 2004 Plan increasing the number of shares of common stock available thereunder and amending the term of the 2004 Plan to ten years.

PROPOSAL 1 — APPROVAL OF AMENDMENT
TO 2004 INCENTIVE PLAN

Background

The Board has adopted and is seeking stockholder approval of an amendment to the MRU Holdings, Inc. 2004 Incentive Plan (the “2004 Plan”) that would increase the number of shares of common stock available for issuance under the 2004 Plan by 3,000,000, from 5,000,000 shares to 8,000,000 shares, as described below. The Board recommends this action in order to enable the Company to continue to provide an incentive to attract and retain talented personnel, especially in the event of future acquisitions and anticipated future growth. The Board believes that stock options and other stock incentives promote growth and provide a meaningful incentive to employees to contribute to the success of the Company.  The Board has also approved and is seeking stockholder approval to amend the 2004 Plan to provide for a ten-year term, as required by the NASDAQ Marketplace Rules.

Summary

The 2004 Plan was adopted as an equity-based compensation plan to provide incentives to, and to attract, motivate, and retain the highest qualified employees, directors, consultants and other third party service providers. The 2004 Plan enables the Board to provide equity-based incentives through grants or awards of stock options, restricted stock awards, restricted stock units, performance grants, stock awards, and stock appreciation rights (collectively, “Incentive Awards”) to the Company’s employees and any future employees, consultants, our eight directors, four officers and other third party service providers. As of April 18, 2007, we have 88 employees.

The Board has adopted and is seeking stockholder approval of an amendment to the 2004 Plan to increase the number of shares of common stock that are available to be issued through grants or awards made thereunder or through the exercise of options granted thereunder from 5,000,000 shares to 8,000,000 shares. Of the 5,000,000 shares of common stock authorized for issuance in connection with grants made under the 2004 Plan, only 99,439 shares remained available for future grants or awards as of April 18, 2007.

In addition, the Board has approved and is seeking stockholder approval for an amendment to the 2004 Plan to provide for a ten-year term, as required by the NASDAQ Marketplace Rules.

The following is a summary of the material aspects of the 2004 Plan. Such summary is qualified in its entirety by reference to the full text of the 2004 Plan, a copy of which, including the proposed amendments, is set forth as Appendix B to this proxy statement.

After obtaining stockholder approval, the Board will reserve a total of 8,000,000 shares of common stock for issuance under the 2004 Plan (reduced by shares of common stock issued in connection with previous grants that remain unavailable for new grants under the 2004 Plan). If an Incentive Award granted pursuant to the 2004 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an Incentive Award, the shares subject to such award and the surrendered shares will become available for further awards under the 2004 Plan.

Shares issued under the 2004 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity will not reduce the maximum number of shares available under the 2004 Plan. In addition, the number of shares subject to the 2004 Plan, any number of shares subject to any numerical limit in the 2004 Plan, and the number of shares and terms of any Incentive Award, including the exercise price of outstanding stock options, may be adjusted in the event of any change in the outstanding common stock of the Company by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

No more than 1,500,000 shares of the authorized shares of common stock may be allocated to Incentive Awards granted or awarded to any individual participant during any 36-month period under the 2004 Plan. Any shares of restricted stock, restricted stock units, performance grants or stock awards that are forfeited will not count against this limit.

The maximum cash payment that can be made for all Incentive Awards granted to any one individual under the 2004 Plan will be $500,000 times the number of 12-month periods in any performance cycle for any single or combined performance goals. Any amount that is deferred by a participant is subject to this limit in the year in which the deferral is made but not in any later year in which payment is made.

Administration

The Compensation Committee of the Board, or a subcommittee of the Compensation Committee, will administer the 2004 Plan. Subject to the terms of the 2004 Plan, the Compensation Committee will have complete authority and discretion to determine the terms of Incentive Awards.

Stock Options

The 2004 Plan authorizes the grant of incentive stock options and nonqualified stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code or are designated as nonqualified stock options. Options granted under the 2004 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The Compensation Committee will determine the period of time during which an option may be exercised, as well as any vesting schedule, except that no option may be exercised more than ten years after the date of grant. The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless we agree otherwise at the time of the grant. The closing price of our common stock underlying the options under the 2004 Plan was $7.16 on April 18, 2007 on the NASDAQ.

Under the 2004 Plan, a participant may not surrender an option for the grant of a new option with a lower exercise price or another incentive award. In addition, if a participant’s option is cancelled before its termination date, the participant may not receive another option within six months of the cancellation date unless the exercise price of the new option equals or exceeds the exercise price of the cancelled option.

Restricted Stock Awards

The 2004 Plan also authorizes the grant of restricted stock awards on terms and conditions established by the Compensation Committee, which may include performance conditions. The terms and conditions will include the designation of a restriction period during which the shares are not transferable and are subject to forfeiture. In general, the minimum restriction period applicable to any award of restricted stock that is not subject to the achievement of one or more performance standards is three years from the date of grant. The minimum restriction period for any award of restricted stock that is subject to one or more performance standards is one year from the date of grant, except that restriction periods of shorter duration may be approved for awards of restricted stock or restricted stock units combined with respect to up to 1,400,000 shares reserved for issuance under the 2004 Plan.

Restricted Stock Units

Restricted stock units may be granted on the terms and conditions established by the Compensation Committee, including conditioning the lapse of restrictions on the achievement of one or more performance goals. In the case of restricted stock units, no shares are issued at the time of grant. Rather, upon lapse of restrictions, a restricted stock unit entitles a participant to receive shares of common stock or a cash amount equal to the fair market value of a share of common stock on the date the restrictions lapse. The requirements with respect to restriction periods for restricted stock units are the same as those for restricted stock awards.

Performance Grants

The Compensation Committee may make performance grants to any participants that are intended to comply with Section 162(m) of the Code. Each performance grant will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions. Performance criteria may include price per share of common stock, return on assets, expense ratio, book value, investment return, return on investment capital, free cash flow, value added (return on investment capital less cost of capital multiplied by capital), total stockholder return, economic value added (net operating profit after tax less cost of capital), operating ratio, cost reduction (or limits on cost increases), debt to capitalization, debt to equity, earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share (including or excluding nonrecurring items), earnings per share before extraordinary items, income from operations (including or excluding nonrecurring items), income from operations compared to capital spending, net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes), net sales, return on capital employed, return on equity, return on investment, return on sales, and sales volume.

The Compensation Committee will make all determinations regarding the achievement of performance goals. Actual payments to a participant under a performance grant will be calculated by applying the achievement of performance criteria to the performance goal. Performance grants will be payable in cash, shares of common stock or a combination of cash and shares of common stock. The Compensation Committee may reduce or eliminate, but not increase the calculated payments except as provided in the performance grant.

Stock Awards

The 2004 Plan authorizes the grant of stock awards. The Compensation Committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions. No more than 1,400,000 shares of common stock, reduced by restricted stock and restricted stock unit awards, may be granted under the 2004 Plan without performance restrictions.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights (“SARs”) under the 2004 Plan. Subject to the terms of the award, SARs entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR. Such distributions are payable in cash or shares of common stock, or a combination thereof, as determined by the Compensation Committee.

Change in Control

The Compensation Committee may make provisions in Incentive Awards with respect to a change in control, including acceleration of vesting or removal of restrictions or performance conditions.

Duration, Amendment and Termination

The Board may suspend or terminate the 2004 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, as amended, the 2004 Plan will have a term of ten years.

The Board may also amend the 2004 Plan at any time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to Incentive Awards or reduces the minimum exercise price for options or exchange of options for other Incentive Awards, unless such change is authorized by our stockholders. A termination or amendment of the 2004 Plan will not, without the consent of the participant, adversely affect a participant’s rights under a previously granted Incentive Award.

Restrictions on Transfer: Deferral

Except as otherwise permitted by the Compensation Committee and provided in the Incentive Award, Incentive Awards may not be transferred or exercised by another person except by will or by the laws of descent and distribution. The Compensation Committee may permit participants to elect to defer the issuance of common stock or the settlement of awards in cash under the 2004 Plan.

Federal Income Tax Information

The following discussion describes the material federal income tax consequences of transactions under the 2004 Plan, based on the current provisions of the Code and the regulations promulgated thereunder. It does not describe all federal tax consequences under the 2004 Plan, nor does it describe state or local tax consequences.

Incentive Stock Options:

A participant will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an incentive stock option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Performance Grants, and Stock Awards:

A participant generally is not required to recognize income on the grant of a nonqualified stock option, a stock appreciation right, restricted stock units, a performance grant, or a stock award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised, or in the case of restricted stock units, performance grants, and stock awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the incentive award. In general, the amount of ordinary income required to be recognized is, (a) in the case of a nonqualified stock option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of restricted stock units, performance grants, and stock awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts. See also, the discussion of Special Considerations under Code Section 409A, below.

Restricted Stock:

Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest.

Gain or Loss on Sale or Exchange of Shares:

In general, gain or loss from the sale or exchange of shares granted or awarded under the 2004 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company:

The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option), a stock appreciation right, restricted stock, restricted stock units, performance grants, and stock awards, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

Parachute Payments:

Where payments to certain employees that are contingent on a change in control exceed limits specified in the Code, the employee generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The Compensation Committee may make awards as to which the vesting thereof is accelerated by a change in control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain Company employees.

Performance-Based Compensation:

Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives (generally the five highest paid officers) to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2004 Plan has been designed to allow the Compensation Committee to grant stock options, stock appreciation rights, restricted stock, restricted stock units, and performance grants that qualify under an exception to the deduction limit of Section 162(m) for performance-based compensation.

Special Considerations under Code Section 409A:

Code section 409A is effective in general for any compensation deferred under a nonqualified deferred compensation plan on or after January 1, 2005. Compensation deferred under a nonqualified deferred compensation plan prior to that date is also subject to Code section 409A if the plan is “materially modified” on or after October 4, 2004. A nonqualified deferred compensation plan is materially modified if any new benefit or right is added to the plan or any existing benefit or right is enhanced.

If at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Code section 409A, or is not operated in accordance with those requirements, all amounts (including earnings) deferred under the plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in such participant’s gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Code section 409A, the amount also is subject to an additional income tax and enhanced interest. The additional income tax is equal to 20% of the amount required to be included in gross income. The interest imposed is equal to the interest at the underpayment rate specified by the Internal Revenue Service, plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture.

In addition, the requirements of Code section 409A are applied as if (i) a separate plan or plans is maintained for each participant, and (ii) all compensation deferred with respect to a particular participant under an account balance plan is treated as deferred under a single plan, all compensation deferred under a nonaccount balance plan is treated as deferred under a separate single plan, all compensation deferred under a plan that is neither an account balance plan nor a nonaccount balance plan (for example, equity-based compensation) is treated as deferred under a separate single plan, and all compensation deferred pursuant to an involuntary separation pay arrangement is treated as deferred under a separate single plan. Thus, if a plan failure under Code section 409A relates only to a single participant, then only the compensation deferred by that particular participant will be includable in gross income and subject to the additional income tax and interest; but any amount deferred by the participant under a different plan of a similar basic type will be includable in the participant’s gross income and subject to the additional income tax and interest as well.

In general, stock options and stock appreciation rights do not provide for a deferral of compensation subject to Code section 409A if (i) the underlying stock is “service recipient stock,” (ii) the exercise price per share is equal to and can never become less than 100% of the fair market value per share of the underlying stock at the time of grant, and (iii) the option or SAR is not modified, renewed or extended after the date of grant in a way that would cause the option or SAR to provide for a deferral of compensation or additional deferral feature. Restricted stock awards generally do not provide for a deferral of compensation subject to Code section 409A, unless (i) the award is received more than 2½ months beyond the end of the first taxable year (employee’s or employer’s, whichever is later) in which the legally binding right to such award arises and is no longer subject to a substantial risk of forfeiture and (ii) the award includes at least some shares that are not subject to a substantial risk of forfeiture at the time the award is received. It is our intent that the arrangements under which participants receive stock options, SARs, and restricted stock do not provide for a “deferral of compensation” subject to Code section 409A. Accordingly, although the 2004 Plan currently permits the Company to grant nonqualified options with an exercise price less than 100% of the Company’s common stock’s fair market value on the date of grant, the Company has not, and does not, intend to make such grants.

Restricted stock units, performance grants and stock awards provide for a deferral of compensation subject to Code section 409A only if payment of such an award occurs more than 2½ months after the end of the first taxable year (employee’s or employer’s, whichever is later) in which a legally binding right to payment under the award arises and is no longer subject to a substantial risk of forfeiture. Under the 2004 Plan, restricted stock units, performance grants, and stock awards are generally paid within 2½ months after the end of the first taxable year in which a legally binding right to payment under the award arises and the awards are no longer subject to a substantial risk of forfeiture.

On April 10, 2007, the Internal Revenue Service issued final regulations for Code section 409A. These regulations contain a number of requirements relating to plans that are subject or potentially subject to Code section 409A (including requirements to avoid the application of Code section 409A). Under the final Code section 409A regulations, the Company must amend the 2004 Plan no later than December 31, 2007 to comply with the requirements for Code section 409A.

Interest of Certain Persons in Matters to be Acted Upon

Messrs. Garg and Khan, executive officers of the Company, each have an interest in the approval of the proposal to increase the number of shares reserved for issuance under the 2004 Plan. Based on the terms of the employments agreements of each of Messrs. Garg and Khan, which are described further below under the caption “Employment Agreements,” each executive is entitled to receive an option to purchase shares of Company common stock equal to 20% of the shares reserved for issuance under the 2004 Plan. After the proposed increase of reserved shares by 3,000,000 shares, each of Messrs. Garg and Khan would have been entitled to an option to purchase 600,000 shares of the Company’s common stock. On March 1, 2007, the Company granted each of Messrs. Garg and Khan an option to purchase 200,000 shares of the Company’s common stock pursuant to the 2004 Plan. In connection with this grant, each of Messrs. Garg and Khan waived his right to receive an option to purchase 200,000 shares out of the aggregate amount of 600,000 shares to which he would otherwise have been entitled upon approval of the proposal set forth in this proxy statement. In the event the proposal is approved, each of Messrs. Garg and Khan will receive an option to purchase 400,000 shares of the common stock of the Company, with an exercise price equal to the closing price of the Company’s common stock on the NASDAQ on the date of the approval of the proposal, and otherwise in accordance with the terms of the 2004 Plan.

Compensation Plans

Other than as described above with respect to the grant of an option to purchase common stock to each of Messrs. Garg and Khan in the section entitled Interest of Certain Persons in Matters to be Acted Upon, the number of shares of common stock that may be granted to executive officers and all employees, including non-executive officers and directors who are employees, and to independent directors is indeterminable at this time, as such grants are subject to the discretion of the Compensation Committee and the Board. The Compensation Committee recommends, and the Board approves, stock option grants to our employees on a regular basis. In addition, the Compensation Committee assesses the option compensation of our officers at least annually. In particular, the Compensation Committee expects to make recommendations regarding the option compensation of our senior executives, Edwin J. McGuinn, Jr., Raza Khan, and Vishal Garg, during 2007.

Vote Required

Under Delaware law and the bylaws of the Company, the affirmative vote of a majority of the votes represented by the capital stock present in person or by proxy and entitled to vote on this proposal at the Special Meeting is required for approval of the proposed amendment to the 2004 Plan. Banks, brokers or other nominees will not be able to vote on this proposal without specific voting instruction from you. A lack of instruction from you will result in a “broker non-vote.” For purposes of the vote on the proposed amendment to the 2004 Plan, abstentions will have the same effect as votes against the proposed amendment to the 2004 Plan and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote. For the purposes of determining whether a quorum is present at the meeting, abstentions will be counted in the vote total and therefore may be used to establish a quorum. A broker non-vote will be treated as a stockholder not participating in the meeting by person or by proxy and will not be counted in the determination of a quorum.

Recommendation

The Board unanimously recommends a vote FOR the approval of the amendment to the 2004 Plan increasing the number of shares of common stock available thereunder and changing the term of the 2004 Plan to ten years.

Executive Compensation

The following table summarizes the annual compensation paid to the Company’s named executive officers for the two years ended June 30, 2006 and June 30, 2005:

Summary Compensation Table

Name and Position	Year	Annual Salary	Bonus	Securities Underlying Options/SARs (#)

Ed McGuinn	2006	$213,333	$125,000	450,000
Chief Executive Officer	2005	$183,500	$100,000	410,000

Raza Khan	2006	$197,875	$125,000	700,000
President, Assistant Secretary	2005	$168,313	$100,000	300,000

Vishal Garg	2006	$197,875	$125,000	700,000
Executive Vice President, Secretary and Chief Financial Officer	2005	$168,313	$100,000	300,000

Option/SAR Grants in Last Fiscal Year

Name and Position	No. of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal Year	Exercise of Base Price ($/SH)	Expiration Date

Edwin J. McGuinn, Chief Executive Officer	450,000	14.67%	$3.83	1/25/2016

Raza Khan, President, Assistant Secretary	700,000	22.82%	$3.15	9/20/2015

Vishal Garg, Chief Financial Officer, Secretary	700,000	22.82%	$3.15	9/20/2015

Aggregate Option Exercises in Last Fiscal Year

None of our named executive officers exercised stock options in fiscal year 2006.

Equity Compensation Plan Information

The following table sets forth, as of June 30, 2006, the number of securities outstanding under the 2004 Plan and the MRU Holdings, Inc. 2005 Consultant Incentive Plan, the weighted average exercise price of such options, and the number of options available for grant under such plan:

	(a) Number of securities to be issued on exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	2,838,553	$2.77	1,596,513
Equity compensation plans approved by non security holders	—	—	—
Totals	2,838,553	$2.77	1,596,513

Employment Agreements

We have entered into an executive employment agreement with our Chairman and CEO, Edwin J. McGuinn, Jr. The employment agreement provides for an initial annual base salary of $200,000. The agreement provides for a minimum annual increase in base salary of 10% and additional increases at the discretion of the Board. Mr. McGuinn’s employment agreement also provides for a minimum annual performance-based bonus of $50,000 and bonuses in excess thereof at the discretion of the Board. Under his employment agreement, Mr. McGuinn received an option to purchase up to 410,000 shares of our common stock made available under our 2004 Plan, which vested quarterly and became fully exercisable on November 1, 2005. Subsequent grants of stock options shall vest and be exercisable pursuant to the terms and conditions of the 2004 Plan. The exercise price of the 410,000 options will be $1.60 per share and the exercise price of any future option will be the fair market value of our common stock on the date such options are granted. Under the agreement, the Company is required to grant Mr. McGuinn 250,000 options at an exercise price of $3.00 per share, with 25% of such options being vested and exercisable on the grant date and an additional 12½% of such options becoming vested and exercisable on the first day of each calendar quarter thereafter until all options are fully vested.

Mr. McGuinn’s employment agreement expires on November 11, 2007, subject to extension or earlier termination. The agreement provides that if Mr. McGuinn is terminated by us without cause or if he terminates his employment agreement for good reason, he will be entitled to his base salary, guaranteed bonus and all health and benefits coverage until the expiration date of his employment agreement, plus one year of severance pay. At the election of Mr. McGuinn, in the event of such termination, his base salary and guaranteed bonus is payable by the Company within 45 days after his last day of employment. Additionally, all stock options granted to him will immediately vest.

Under Mr. McGuinn’s employment agreement, “good reason” includes any of the following occurring without the consent of Mr. McGuinn: (i) an adverse change resulting in a diminution in his duties and responsibilities, (ii) an adverse change in his title, (iii) a change in control of the Company, or (iv) a significant relocation of the Company’s office. His employment agreement prohibits Mr. McGuinn from competing with us, or soliciting our customers or employees, in the United States for a period of two years from the date of his termination of employment.

We have also entered into executive employment agreements with Vishal Garg and Raza Khan. Each employment agreement provides for an initial annual base salary of $150,000. Each of Messrs. Garg’s and Khan’s employment agreement provides for a minimum annual increase in base salary of 10% and additional increases at the discretion of the Board. Each employment agreement also provides for a minimum annual performance-based bonus of $50,000 and bonuses in excess thereof at the discretion of the Board. Under the agreements, each of Messrs. Garg and Khan will also receive an option to purchase up to 20% of the shares of our common stock made available under the 2004 Plan. Subsequent grants of stock options shall vest and be exercisable pursuant to the terms and conditions of the 2004 Plan. With respect to the first such grant, 50% of such option vested immediately, and 50% of the option vested on the first anniversary of the date of the grant. The exercise price of all options to purchase will be the fair market value of our common stock on the date such option to purchase is granted.

On March 1, 2007, the Company granted each of Messrs. Garg and Khan an option to purchase 200,000 shares of the Company’s common stock pursuant to the 2004 Plan. In connection with this grant, each of Messrs. Garg and Khan waived his right to receive an option to purchase 200,000 shares out of the aggregate amount of 600,000 shares to which he would otherwise have been entitled upon approval of the proposal set forth in this proxy statement. In the event the proposal is approved, each of Messrs. Garg and Khan will receive an option to purchase 400,000 shares of the common stock of the Company, with an exercise price equal to the closing price of the Company’s common stock on the NASDAQ on the date of the approval of the proposal, and otherwise in accordance with the terms of the 2004 Plan.

Messrs. Garg and Khan’s employment agreements expire on April 1, 2009, subject to extension or earlier termination. Each employment agreement provides that if Messrs. Garg and Khan are terminated by us without cause or if they terminate their employment agreements for good reason, they will be entitled to their base salary, guaranteed bonus and all health and benefits coverage until the expiration date of their employment agreements, plus one year of severance pay. At the election of the executive in the event of such termination, the executive’s base salary and guaranteed bonus is payable by the Company within 45 days after his last day of employment. Additionally, all stock options granted to each of Messrs. Garg and Khan will immediately vest.

Under the agreements, “good reason” includes any of the following occurring without the consent of the executive: (i) an adverse change resulting in a diminution in the executive’s duties and responsibilities, (ii) an adverse change in the executive’s title, or (iii) a change in control of the Company. Each employment agreement prohibits Messrs. Garg and Khan from competing with us, or soliciting our customers or employees, in the United States for a period of one year from the date of each of Messrs. Garg and Khan’s termination of employment.

Compensation of Directors

We reimburse the non-employee directors for their reasonable out-of-pocket expenses related to attending meetings of the Board. Management directors do not receive any compensation for their services as directors other than the compensation they receive as our officers.

Security Ownership of Directors and Officers and Certain Beneficial Owners

The following tables set forth certain information regarding the beneficial ownership of our capital stock as of April 2, 2007 by (i) each of our directors and executive officers, (ii) all of our directors and executive officers as a group, and (iii) each person who, to our knowledge, beneficially owns more than 5% of our capital stock. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended. For purposes of this filing, beneficial ownership is calculated based on an aggregate of 32,998,928 shares of our common stock and Series B Convertible Preferred Stock issued and outstanding as of April 2, 2007, as the holders of our common stock and Series B Convertible Preferred Stock are voting together as one class on the proposal contained herein. The number of shares beneficially owned by a person includes the shares of common stock and Series B Convertible Preferred Stock subject to options, warrants or rights held by that person that are currently exercisable or exercisable within 60 days of April 2, 2007. The shares issuable pursuant to those options, warrants or rights are deemed outstanding for computing the percentage ownership of the person holding these options, warrants or rights, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table are directly holding the securities in their name, and have sole voting and sole investment power with respect to the shares set forth opposite such persons’ or entities’ names, subject to community property law, where applicable, unless noted in the footnotes to the tables.

Management

The following table sets forth the beneficial ownership of our capital stock by each of our directors and executive officers, and all of our directors and executive officers as a group. The address of each executive officer and director is c/o MRU Holdings, Inc., 1114 Avenue of the Americas, 30th Floor, New York, New York 10036.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock and Series B Convertible Preferred Stock
	Edwin J. McGuinn, Jr.(1)	982,572	2.90%
	Raza Khan(2)	4,399,062	12.68%
	Vishal Garg(3)	4,286,238	12.35%
	Richmond T. Fisher(4)	75,000	0.23%
	Andrew Mathieson(5)	70,000	0.21%
	C. David Bushley(5)	70,000	0.21%
	Michael Brown	—	—%
	Sunil Dhaliwal	—	—%

	All directors and executive officers as a group (8 people)	9,882,872	26.31%

(1)
Includes 8,845 shares of common stock underlying warrants and 769,898 shares of common stock underlying options exercisable within 60 days of April 2, 2007. Includes 89,950 shares of common stock and 67,004 shares of common stock underlying warrants registered in the name of Donna McGuinn, Mr. McGuinn’s wife. Mr. McGuinn disclaims beneficial ownership of the securities registered in the name of Donna McGuinn.

(2)	Includes 605,338 shares of common stock underlying warrants and 1,100,000 shares of common stock underlying options exercisable within 60 days of April 2, 2007.

(3)	Includes 605,338 shares of common stock underlying warrants and 1,100,000 shares of common stock underlying options exercisable within 60 days of April 2, 2007.

(4)	Includes 25,000 shares of common stock underlying warrants and 50,000 shares of common stock underlying options exercisable within 60 days of April 2, 2007.

(5)	Includes 70,000 shares of common stock underlying options exercisable within 60 days of April 2, 2007.

Certain Beneficial Owners

The following table sets forth the beneficial ownership of our capital stock by each person who, to our knowledge, beneficially owns more than 5% of our capital stock.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock and Series B Convertible Preferred Stock
	Battery Partners VII, LLC(1)	5,230,264	15.26%
	BlackRock, Inc.(2)	3,486,842	10.30%
	CRT Capital Holdings LLC(3)	2,188,712	6.63%
	Perry Corp.(4)	1,800,000	5.45%
	Y&S Nazarian Revocable Trust(5)	1,729,492	5.24%

(1)
Battery Ventures VII, L.P. directly owns, and has the sole voting and dispositive power with respect to, 3,873,158 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock and 1,258,776 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock underlying warrants exercisable within 60 days of April 2, 2007. Battery Investment Partners VII, LLC directly owns, and has the sole voting and dispositive power with respect to, 74,211 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock and 24,119 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock underlying warrants exercisable within 60 days of April 2, 2007. Battery Partners VII, LLC is the General Partner of Battery Ventures VII, L.P. and the Manager of Battery Investment Partners VII, LLC. Battery Partners VII, LLC and each of its managing members, Richard D. Frisbie, Thomas J. Crotty, Kenneth P. Lawler, Morgan M. Jones, R. David Tabors, Scott R. Tobin, Roger Lee and Mark H. Sherman (collectively referred to as the "BP Managing Members"), may be deemed to have the sole voting and dispositive power with respect to all of the shares owned by Battery Ventures VII, L.P. and Battery Investment Partners VII, LLC. Each of the BP Managing Members disclaims beneficial ownership of shares, except to the extent of his individual pecuniary interest therein. This information was provided to the Company by Battery Ventures VII, LLC and in a report on Schedule 13D filed with the SEC on February 22, 2006 by Battery Ventures VII, L.P., Battery Investment Partners VII, LLC, Battery Partners VII, LLC, Richard D. Frisbie, Thomas J. Crotty, Kenneth P. Lawler, Morgan M. Jones, R. David Tabors, Scott R. Tobin and Mark H. Sherman. The address of Battery Partners VII, LLC is 930 Winter Street, Suite 2500, Waltham, Massachusetts 02451.

(2)
Includes 2,631,579 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock and 855,263 shares issuable upon conversion of Series B Convertible Preferred Stock underlying warrants exercisable within 60 days of April 2, 2007 held by BlackRock Investment Management LLC. BlackRock Investment Management LLC is an investment advisor and a subsidiary of BlackRock, Inc. BlackRock, Inc. disclaims beneficial ownership of the shares held by BlackRock Investment Management LLC. This information was obtained from the Company's records and was provided by BlackRock, Inc. in a report on Schedule 13G filed with the SEC on October 11, 2006, as amended on February 13, 2007. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(3)
Includes 1,784,312 shares beneficially owned by CRT Capital Group LLC and 404,400 shares beneficially owned by Harbor Drive Special Situations Master Fund, Ltd. Harbor Drive Asset Management LLC has indirect beneficial ownership of 404,400 shares of common stock. CRT Capital Holdings, LLC, C. Michael Vaughn and J. Christopher Young have indirect beneficial ownership of 2,188,712 shares of common stock. Pursuant to an investment agreement, Harbor Drive Asset Management LLC has the investment and voting power with respect to the securities held by Harbor Drive Special Situations Master Fund, Ltd. CRT Capital Holdings LLC owns all the equity interest in and is the sole managing member of Harbor Drive Asset Management LLC and CRT Capital Group LLC. C. Michael Vaughn and J. Christopher Young are the two managing members, and share control, of CRT Capital Holdings LLC and through CRT Capital Holdings LLC, share control of each of CRT Capital Group LLC, Harbor Drive Asset Management LLC and Harbor Drive Special Situations Master Fund, Ltd. This information was provided on a Form 4 filed with the SEC on March 14, 2007 by CRT Capital Holdings LLC, CRT Capital Group LLC, Harbor Drive Special Situations Master Fund, Ltd., Harbor Drive Asset Management LLC, C. Michael Vaughn and J. Christopher Young. The address of CRT Capital Holdings LLC is 262 Harbor Drive, Stamford, Connecticut 06902.

(4)
Includes 480,889 shares held of record by Perry Partners, L.P. Perry Corp. is the general partner of Perry Partners, L.P. Also includes 1,051,092 shares of record held by Perry Partners International, Inc. Perry Corp. is the investment manager of Perry Partners International, Inc. Also includes 77,136 shares held of record by Perry Commitment Fund, L.P. The general partner of Perry Commitment Fund, L.P. is Perry Commitment Associates, of which Perry Corp. is the Managing Member. Also includes 190,883 shares of record held by Perry Commitment Master Fund, L.P. Perry Commitment Master Fund, L.P. is an affiliate of Perry Corp. Richard Perry is the President and the sole shareholder of Perry Corp. Each of Perry Corp. or Mr. Perry may be deemed to have voting and dispositive power with respect to the shares held by Perry Partners, L.P., Perry Partners International, Inc., Perry Commitment Fund L.P. and Perry Commitment Master Fund, L.P. Each of Perry Corp. and Mr. Perry disclaims beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein. This information was obtained from the Company’s records and from reports filed with the SEC by Perry Corp. The address of Perry Capital, LLC is 767 5th Avenue, 19th Floor, New York, New York 10153.

(5)
Includes 36,000 shares of common stock underlying warrants exercisable within 60 days of April 2, 2007. This information was provided in a report on Schedule 13G filed with the SEC on September 20, 2006, as amended on February 9, 2007, by Younes Nazarian and Soraya J. Nazarian, Trustees of the Y&S Nazarian Revocable Trust. The address of Y&S Nazarian Revocable Trust is 1801 Century Park West, 5th Floor, Los Angeles, California 90067.

Stockholder Proposals

Stockholders who wish to include a proposal in our proxy statement and form of proxy relating to the annual meeting of stockholders should deliver a written copy of their proposal to our principal executive offices by July 6, 2007. Proposals must comply with the SEC proxy rules relating to stockholder proposals in order to be included in our proxy materials. Except for stockholder proposals to be included in our proxy statement and form of proxy, the deadline for nominations for director and other proposals made by a stockholder is July 6, 2007. We may solicit proxies in connection with next year’s annual meeting of stockholders which confer discretionary authority to vote on any stockholder proposals of which we do not receive notice by July 6, 2007. Proposals should be directed to Vishal Garg, Corporate Secretary, 1114 Avenue of the Americas, 30th Floor, New York, New York 10036.

Delivery to Stockholders Sharing Address

Please note that brokers may deliver only one proxy statement to multiple security holders sharing an address. This practice, known as “householding” is designed to reduce printing and postage costs. If any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Company will promptly deliver a separate copy to any stockholder upon written or oral request to Vishal Garg, Corporate Secretary, 1114 Avenue of the Americas, 30th Floor, New York, New York 10036, or call 212-398-1780.

Other Matters

As of the date of this proxy statement, our Board does not anticipate that other matters will be brought before the Special Meeting. If, however, other matters are properly brought before the Special Meeting, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

Cost of Solicitation

We will bear the cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this proxy statement. We will solicit primarily through the mail, and our officers, directors, and employees may solicit by personal interview, telephone, facsimile, or e-mail proxies. These people will not receive additional compensation for such solicitations, but we may reimburse them for their reasonable out-of-pocket expenses.

Holders of capital stock are requested to complete, sign, and date the accompanying proxy card and promptly return it to our transfer agent in the enclosed addressed, postage paid envelope.

Vishal Garg
Corporate Secretary
_______ __, 2007

APPENDIX A

Proxy Card

Proxy - MRU Holdings, Inc.

This Proxy is Solicited on Behalf of the Board of Directors
For the Special Meeting of Stockholders to be held May 14, 2007

The undersigned stockholder of MRU Holdings, Inc. (“MRU Holdings”) hereby appoints Ed McGuinn, Raza Khan, and Vishal Garg proxies, with full authority, which may be exercised by either one or all of them, with power of substitution, to vote all shares of the common stock and Series B Preferred Stock (hereinafter referred to collectively as “Capital Stock”) of MRU Holdings which the undersigned is entitled to vote at the Special Meeting of Stockholders of MRU Holdings to be held at McGuireWoods LLP, 1345 Avenue of the Americas, Seventh Floor, New York, New York 10105-0106, at 11:00 a.m. (local time) on May 14, 2007 (the “Special Meeting”), and at any adjournment or postponement thereof as follows:

A.  as directed herein with respect to the proposal identified on the reverse side hereof; and

B. in their discretion with respect to any other business that may properly come before the Special Meeting.

By delivery of this proxy, the undersigned stockholder hereby revokes all proxies previously given by the undersigned with respect to the shares of Capital Stock covered hereby.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

YOUR VOTE IS IMPORTANT

(Continued and to be signed on reverse side.)

Special Meeting Proxy Card

A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

A. Approve Increase in Shares Available Under 2004 Incentive Plan

The Board of Directors recommends a vote FOR the following proposal.

1. To approve an amendment to the MRU Holdings, Inc. 2004 Incentive Plan that would increase the number of shares of common stock available for issuance under the 2004 Incentive Plan by 3,000,000, from 5,000,000 shares to 8,000,000 shares, and that would change the term of the 2004 Incentive Plan to ten years.

☐ Mark this box with an “☒” if you plan to attend the Special Meeting.

☐ Mark this box with an “☒” to indicate a change of name or address.

New Name/Address: ____________________________
  ____________________________
  ____________________________

For	Against	Abstain
࿠	࿠	࿠

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B.	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. Joint owners should each sign personally. If stockholder is a corporation, please sign full corporate name by the President or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other authorized person. Executors, trustees, officers, etc., should indicate their titles when signing.

Signature 1- Please keep signature within box Signature 2 - Please keep signature within box Date (mm/dd/yyyy)

APPENDIX B

2004 Incentive Plan

Explanatory Note: This Appendix B contains a copy of the MRU Holdings, Inc. 2004 Incentive Plan, as amended by the proposed amendment described in the proxy statement to which this Appendix B is attached.

MRU HOLDINGS, INC.

2004 INCENTIVE PLAN

1. PURPOSE. The purpose of this MRU Holdings, Inc. 2004 Incentive Plan (the “Plan”) is to further the long-term stability and financial success of MRU Holdings, Inc. (“MRU”) and its Subsidiaries by rewarding selected meritorious employees and directors of MRU, where, in the opinion of management of MRU, such grants are in the best interests, and further the business of, MRU and its Subsidiaries. The Board of Directors believes that such awards will provide incentives for employees and directors to remain with MRU, will encourage continued work of superior quality and will further the identification of those employees’ and directors’ interests with those of MRU’s stockholders.

2. DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:

(a) “Applicable Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that an Employer is required to withhold in connection with any Incentive Award.

(b) “Beneficiary” means the person or entity designated by the Participant, in a form approved by MRU, to exercise the Participant’s rights with respect to an Incentive Award or receive payment under an Incentive Award after the Participant’s death.

(c) “Board” means the Board of Directors of MRU.

(d) “Cause” shall have the same meaning given to such term (or other term of similar meaning) in any written employment or other similar agreement between the Participant and MRU or a Subsidiary for purposes of termination of employment under such agreement, and in the absence of any such agreement or if such agreement does not include a definition of “Cause” (or other term of similar meaning), the term “Cause” shall mean (i) any material breach by the Participant of any agreement to which the Participant and MRU are both parties, (ii) any act or omission to act by the Participant which may have a material and adverse effect on MRU’s business or on the Participant’s ability to perform services for MRU, including, without limitation, the commission of any crime (other than minor traffic violations), or (iii) any material misconduct or material neglect of duties by the Participant in connection with the business or affairs of MRU or a Subsidiary or affiliate of MRU.

(e) “Change in Control” means the occurrence of any of the following events:

(i)
Stock Acquisition. The acquisition by any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40 percent or more of either (A) the then outstanding shares of common stock of MRU (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then outstanding voting securities of MRU entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i) the following acquisitions shall not constitute a change in control: (A) any acquisition directly from MRU; (B) any acquisition by MRU; or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by MRU or any corporation controlled by MRU; or

(ii)
Board Composition. Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by MRU shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individuals whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)
Business Combination. The consummation of a merger or consolidation, or sale or other disposition of all or substantially all of the assets of MRU (a “Business Combination”) after which the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own less than 50% of, respectively, the Outstanding Company Common Stock and Outstanding Company Voting Securities of the corporation resulting from such Business Combination (including a corporation which as a result of such transaction owns MRU or all or substantially all of MRU’s assets either directly or through one or more subsidiaries; or

(iv)	Liquidation or Dissolution. Approval by the stockholders of MRU of a complete liquidation or dissolution of MRU.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation Committee of the Board or its successor, provided that, if any member of the Compensation Committee does not qualify as both an outside director for purposes of Code Section 162(m) and a non-employee director for purposes of Rule l6b-3, the remaining members of the Compensation Committee (but not less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan and provided further that if no Compensation Committee of the Board currently exists the entire Board shall act as the Committee for purposes of the Plan.

(h) “Company Stock” means common stock, $.00l par value, of MRU. In the event of a change in the capital structure of MRU affecting the common stock (as provided in Section 17), the shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.

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(i) “Covered Employee” means a Participant who the Committee determines is or may become a covered employee within the meaning of Code Section 162(m) during the performance period of a Performance Grant.

(j) “Date of Grant” means the date on which the Committee grants an Incentive Award or such future date as determined by the Committee.

(k) “Disability” or “Disabled” means as to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, a condition determined by the Committee to be a Disability.

(l) “Divisive Transaction” means a transaction in which the Participant’s Employer ceases to be a Subsidiary, a sale of substantially all of the assets of a Subsidiary, or a sale or other disposition of assets or of a line of business that is designated as a Divisive Transaction by the Committee.

(m) “Employer” means MRU and each Subsidiary that employs one or more Participants.

(n) “Fair Market Value” means the fair market value of the Company Stock as of such date based on the then prevailing prices of the Company Stock on the Principal Exchange.

(o) “Incentive Award” means, collectively, a Performance Grant, the award of Restricted Stock, a Restricted Stock Unit, a Stock Award, an Option or Stock Appreciation Rights granted under the Plan.

(p) “Incentive Stock Option” means, an Option that qualifies for favorable income tax treatment under Code Section 422.

(q) “MRU” means MRU Holdings, Inc., a Delaware corporation.

(r) “Mature Shares” means shares of Company Stock for which the holder has good title, free and clear of all liens and encumbrances and which the holder either (i) has held for at least six months or (ii) has purchased on the open market.

(s) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(t) “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(u) “Participant” means any employee or director of MRU or a Subsidiary who receives an Incentive Award under the Plan.

(v) “Performance Criteria” means any of the following areas of performance of MRU or any Subsidiary:

price per share of Company Stock; return on assets; book value; investment return; return on invested capital (ROIC); free cash flow; value added (ROIC less cost of capital multiplied by capital); total shareholder return; economic value added (net operating profit after tax less cost of capital); operating ratio; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); income from operations compared to capital spending; net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); net sales; return on capital employed; return on equity; return on investment; return on sales; and sales volume. Any Performance Criteria may be used to measure the performance of MRU as a whole or any Subsidiary or business unit of MRU. As determined by the Committee, Performance Criteria shall be derived from the financial statements of MRU, its Subsidiaries or affiliated entities prepared in accordance with generally accepted accounting principles applied on a consistent basis, or, for Performance Criteria that cannot be so derived, under a methodology established by the Committee prior to the issuance of a Performance Grant that is consistently applied.

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(w) “Performance Goal” means, for a Covered Employee, an objectively determinable performance goal that relates to one or more Performance Criteria and that is established by the Committee with respect to a given Performance Grant. For a Participant who is not a Covered Employee, a Performance Goal means any goal or measurement established by the Committee, including subjective performance factors.

(x) “Performance Grant” means an Incentive Award payable in Company Stock, cash, or a combination of Company Stock and cash that is made pursuant to Section 8.

(y) “Principal Exchange” means the New York Stock Exchange, the American Stock Exchange, NASDAQ or such other stock exchange as the Company Stock is then listed for trading.

(z) “Restricted Stock” means Company Stock awarded under Section 6.

(aa) “Restricted Stock Unit” means a right granted to a Participant to receive Company Stock or cash awarded under Section 7.

(bb) “Retirement” means a Participant’s termination of employment after age 65.

(cc) “Rule l6b-3” means Rule l6b-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended. A reference in the Plan to Rule l6b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule l6b-3 enacted after the effective date of the Plan’s adoption.

(dd) “Stock Appreciation Right” means a right to receive amounts awarded under Section 10.

(ee) “Stock Award” means Company Stock awarded pursuant to Section 9.

(ff) “Subsidiary” means any corporation or other entity in which MRU directly or indirectly owns stock or ownership interests representing more than 50 percent of the combined voting interests of such entity.

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3. STOCK.

(a) Subject to Section 17 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 8,000,000 shares of Company Stock, which shall be authorized, but unissued shares, plus any shares of Company Stock which are forfeited, expire or are cancelled without the delivery of shares or which result in the forfeiture of shares back to MRU. Shares allocable to Incentive Awards granted under the Plan that expire, are forfeited, otherwise terminate unexercised, or are settled in cash may again be subjected to an Incentive Award under the Plan. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, the number shall include the number of shares surrendered by a Participant actually or by attestation or retained by MRU in payment of Applicable Withholding Taxes and any Mature Shares surrendered by a Participant upon exercise of an Option or in payment of Applicable Withholding Taxes. Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of an Employer acquiring another entity shall not reduce the maximum number of shares available for delivery under the Plan.

(b) Subject to Section 17, no more than 1,500,000 shares may be allocated to the Incentive Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any 36-month period. The maximum cash payment that can be made for all Incentive Awards granted to any one individual shall be $500,000 times the number of 12-month periods in any performance cycle for any single or combined performance goals. Any amount that is deferred by a Participant shall be subject to the limit on the maximum cash payment in the year in which the deferral is made and not in any later year in which payment is made.

4. ELIGIBILITY.

(a) All present and future employees and directors of MRU or a Subsidiary at the time of grant shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 18, to select eligible employees and directors to receive Incentive Awards and to determine for each employee or director the nature of the award and the terms and conditions of each Incentive Award.

(b) The grant of an Incentive Award shall not obligate an Employer to pay an employee or director any particular amount of remuneration, to continue the employment of the employee or engagement of the director after the grant or to make further grants to the employee or director at any time thereafter.

5. STOCK OPTIONS.

(a) The Committee may make grants of Options to Participants. The Committee shall determine the number of shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonqualified Stock Options, and any other terms and conditions to which the Options are subject.

(b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100 percent of the Fair Market Value of the Company Stock on the Date of Grant, except that the exercise price may be less than 100 percent of the Fair Market Value on the Date of Grant if the Company expressly so agrees in writing on or prior to the Date of Grant. Except as provided in Section 17, the exercise price of an Option may not be decreased after the Date of Grant. Except as provided in Section 17, a Participant may not surrender an Option in consideration for the grant of a new Option with a lower exercise price or another Incentive Award. If a Participant’s Option is cancelled before its termination date, the Participant may not receive another Option within 6 months of the cancellation unless the exercise price of such Option is no less than the exercise price of the cancelled Option.

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(c) An Option shall not be exercisable more than 10 years after the Date of Grant. The aggregate Fair Market Value, determined at the Date of Grant, of shares for which Incentive Stock Options become exercisable by a Participant during any calendar year shall not exceed $100,000.

6. RESTRICTED STOCK AWARDS.

(a) The Committee may make grants of Restricted Stock to Participants. The Committee shall establish as to each award of Restricted Stock the terms and conditions to which the Restricted Stock is subject, including the period of time before which all restrictions shall lapse and the Participant shall have full ownership of the Company Stock (the “Restriction Period”). The Committee in its discretion may award Restricted Stock without cash consideration.

(b) Except as provided below in Section 6(c), the minimum Restriction Period applicable to any award of Restricted Stock that is not subject to performance standards restricting transfer shall be three years from the Date of Grant. Except as provided below in Section 6(c), the minimum Restriction Period applicable to any award of Restricted Stock that is subject to performance standards shall be one year from the Date of Grant.

(c) Restriction Periods of shorter duration than provided in Section 6(b) and Section 7(b) may be approved for awards of Restricted Stock or Restricted Stock Units combined with respect to up to 1,400,000 shares of Company Stock under the Plan, subject to Section 17 of the Plan.

(d) Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions have lapsed or been removed. Certificates representing Restricted Stock shall be held by MRU until the restrictions lapse and the Participant shall provide MRU with appropriate stock powers endorsed in blank.

7. RESTRICTED STOCK UNITS.

(a) The Committee may make grants of Restricted Stock Units to Participants. The Committee shall establish as to each award of Restricted Stock Units the terms and conditions to which the Restricted Stock Units are subject. Upon lapse of the restrictions, a Restricted Stock Unit shall entitle the Participant to receive from MRU a share of Company Stock or a cash amount equal to the Fair Market Value of the Company Stock on the date that the restrictions lapse.

(b) Except as provided in Section 6(c), the minimum Restriction Period applicable to any award of Restricted Stock Units that is not subject to performance standards restricting transfer shall be three years from the Date of Grant. Except as provided in Section 6(c), the minimum Restriction Period applicable to any award of Restricted Stock Units that is subject to performance standards shall be one year from the Date of Grant.

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8. PERFORMANCE GRANTS.

(a) The Committee may make Performance Grants to any Participant. Each Performance Grant shall contain the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and such other terms and conditions of the Performance Grant. As to each Covered Employee, each Performance Grant shall be granted and administered to comply with the requirements of Code Section 162(m).

(b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may increase, but not decrease, any Performance Goal during a performance period for a Covered Employee. The Performance Goals for any Performance Grant for a Covered Employee shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25 percent of such period.

(c) The Committee shall establish for each Performance Grant the amount of Company Stock or cash payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. The Committee shall make all determinations regarding the achievement of any Performance Goals. The Committee may not increase the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments except as provided in a Performance Grant.

(d) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of Performance Criteria to the Performance Goal. The Committee shall make all calculations of actual payments and shall certify in writing the extent, if any, to which the Performance Goals have been met for a Covered Employee.

9. STOCK AWARDS. The Committee may make Stock Awards to any Participant. The Committee shall establish the number of shares of Common Stock to be awarded and the terms and conditions applicable to each Stock Award. The Committee will make all determinations regarding the satisfaction of any performance restrictions on a Stock Award. MRU shall issue the Common Stock under a Stock Award upon the satisfaction of the terms and conditions of a Stock Award. Subject to Section 17, 1,400,000 shares of Company Stock (reduced by shares issued under Restricted Stock or Restricted Stock Units subject to Section 6 (c)) may be granted under Stock Awards without performance restrictions.

10. STOCK APPRECIATION RIGHTS. The Committee may make grants of Stock Appreciation Rights to Participants. The Committee shall establish as to each award of Stock Appreciation Rights the terms and conditions to which the Stock Appreciation Rights are subject. The following provisions apply to all Stock Appreciation Rights:

(a) A Stock Appreciation Right shall entitle the Participant, upon exercise of the Stock Appreciation Right, to receive in exchange an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) an amount not less than 100 percent of the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

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(b) A Stock Appreciation Right may not be exercisable more than 10 years after the Date of Grant. A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Stock Appreciation Right may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised.

11. METHOD OF EXERCISE OF OPTIONS. Options may be exercised by the Participant (or his guardian or personal representative) giving notice to the Corporate Secretary of MRU or his delegate pursuant to procedures established by MRU of the exercise stating the number of shares the Participant has elected to purchase under the Option. The exercise price may be paid in cash; or if the terms of an Option permit, (i) delivery or attestation of Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, (ii) delivery of a properly executed exercise notice with irrevocable instructions to a broker to deliver to MRU the amount necessary to pay the exercise price from the sale or proceeds of a loan from the broker with respect to the sale of Company Stock or a broker loan secured by Company Stock, or (iii) a combination of (i) and (ii).

12. TAX WITHHOLDING. Whenever payment under an Incentive Award is made in cash, the Employer will withhold an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant shall agree as a condition of receiving an Incentive Award payable in the form of Company Stock, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. To satisfy Applicable Withholding Taxes and under procedures established by the Committee or its delegate, a Participant may elect to (i) make a cash payment or authorize additional withholding from cash compensation, (ii) deliver Mature Shares (valued at their Fair Market Value) or (ii) have MRU retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

13. TRANSFERABILITY OF INCENTIVE AWARDS. Incentive Awards other than Incentive Stock Options shall not be transferable by a Participant and exercisable by a person other than the Participant, except as expressly provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

14. DEFERRAL ELECTIONS. The Committee may permit Participants to elect to defer the issuance of Company Stock or the settlement of awards in cash under the Plan pursuant to such rules, procedures, or programs as it may establish.

15. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan is May, 2003. The Plan shall be submitted to the shareholders of MRU for approval. Until (i) the Plan has been approved by MRU’s shareholders, and (ii) the requirements of any applicable federal or state securities laws have been met, no Restricted Stock shall be awarded that is not contingent on these events and no Option granted shall be exercisable.

16. TERMINATION, MODIFICATION, CHANGE. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date ten years after the adoption of the Plan by MRU's shareholders. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 17) or reduces the minimum exercise price for Options or exchange an Option for another Incentive Award unless such change is authorized by the shareholders of MRU. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him or her.

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17. CHANGE IN CAPITAL STRUCTURE AND CHANGE IN CONTROL; CERTAIN REDUCTIONS IN SHARE AMOUNTS.

(a) In the event of a stock dividend, stock split or combination of shares, share exchange, recapitalization or merger in which MRU is the surviving corporation, spin-off or split-off of a Subsidiary, or other change in MRU capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of MRU), the number and kind of shares of stock or securities of MRU to be subject to the Plan and to Incentive Awards then outstanding or to be granted, the maximum number of shares or securities which may be delivered under the Plan under Sections 3(a), 3(b), 6(b), or 9, the exercise price, the terms of Incentive Awards and other relevant provisions shall be adjusted by the Committee in its discretion, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

(b) If MRU is a party to a consolidation or a merger in which MRU is not the surviving corporation, a transaction that results in the acquisition of substantially all of MRU’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of MRU’s assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

(c) In any Incentive Award, the Committee may make provisions as it deems appropriate for the Change in Control on the Incentive Award, including the acceleration of vesting, the lapse of restrictions, and the satisfaction of Performance Goals. The Committee may make provision for deferral of any Incentive Award under the provisions of Section 14 upon a Change in Control.

(d) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

18. ADMINISTRATION OF THE PLAN.

(a) The Committee shall administer the Plan. The Committee shall have general authority to impose any term, limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award. The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant.

(b) The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

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(c) The Committee shall have the power and complete discretion (i) to delegate to any individual, or to any group of individuals employed by the Company or any Subsidiary, the authority to grant Incentive Awards under the Plan and (ii) to determine the terms and limitations of any delegation of authority.

(d) If the Participant’s Employer is involved in a Divisive Transaction, the outstanding Incentive Awards will be vested pro rata based on time and service, unless the Committee determines otherwise in its sole discretion.

(e) If a Participant or former Participant (1) becomes associated with, recruits or solicits customers or other employees of an Employer, is employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee) any business that is in competition with MRU or its Subsidiaries, (2) has his employment terminated by his Employer for Cause, or (3) engages in, or has engaged in, conduct which the Committee determines to be detrimental to the interests of MRU, the Committee may, in its sole discretion, (A) cancel all outstanding Incentive Awards, including immediately terminating any Options held by the Participant, regardless of whether then exercisable, (B) require the Participant or former Participant to repay any payment received under a Incentive Award within the previous two years, and/or (C) offset any other amounts owed to the Participant by any payment received under a Incentive Award within the previous two years.

(f) In the event of the death of a Participant, any outstanding Incentive Awards that are otherwise exercisable may be exercised by the Participant’s Beneficiary or, if no Beneficiary is designated, by the personal representative of the Participant’s estate or by the person to whom rights under the Incentive Award shall pass by will or the laws of descent and distribution.

19. GRANTS TO OUTSIDE DIRECTORS. Incentive Awards, other than Incentive Stock Options, may be made to directors on the Board if such directors are not employees of MRU or a Subsidiary (“Outside Directors”). The Board shall have the power and complete discretion to select Outside Directors to receive Incentive Awards. The Board shall have the complete discretion, under provisions consistent with Section 18 as to Participants, to determine the terms and conditions, the nature of the award and the number of shares to be allocated as part of each Incentive Award for each Outside Director. The grant of an Incentive Award shall not obligate MRU to make further grants to the Outside Director at any time thereafter or to retain any person as a director for any period of time.

20. INTERPRETATION AND VENUE. The terms of this Plan shall be governed by the laws of the State of Delaware without regard to its conflict of laws rules.

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